UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 08, 2023

Sarepta Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14895	93-0797222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street
Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 274-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SRPT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2023, Sarepta Therapeutics, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted to approve Amendment No. 3 (the “2018 Plan Amendment”) to the Company’s 2018 Equity Incentive Plan (the “2018 Plan”). The 2018 Plan Amendment increases the maximum aggregate number of shares of common stock that may be issued pursuant to awards granted under the 2018 Plan by 2,500,000 shares to 13,187,596 shares. The foregoing summary of the 2018 Plan Amendment is qualified in its entirety by reference to the full text of the 2018 Plan Amendment, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

At the Annual Meeting, the Company’s stockholders also voted to approve Amendment No. 2 (the “2016 ESPP Amendment”) to the Amended and Restated 2013 Employee Stock Purchase Plan, as amended and restated on June 27, 2016 (the “2016 ESPP”). The 2016 ESPP Amendment increases the number of shares of the Company’s common stock authorized for issuance under the 2016 ESPP by 300,000 shares to 1,400,000 shares. The foregoing summary of the 2016 ESPP Amendment is qualified in its entirety by reference to the full text of 2016 ESPP Amendment, which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following is a brief description of each proposal voted upon at the Annual Meeting on June 8, 2023 and the final voting results for each such proposal. As of the record date for the Annual Meeting, April 14, 2023, there were 93,144,565 shares of common stock outstanding and entitled to vote at the Annual Meeting. There were 82,211,214 shares of common stock entitled to vote at the Annual Meeting present online or represented by proxy, which represented 88.26% of the outstanding shares entitled to vote at the Annual Meeting, and which constituted a quorum for the transaction of business.

Proposal 1: Election of Directors

The director nominees listed below were elected to serve on the Company’s board of directors as members of Class II for a term of two years. The results of the vote were as follows:

Name of Nominee	For	Against	Abstain	Broker Non- Votes
Richard J. Barry	53,491,803	20,272,569	24,970	8,421,872
M. Kathleen Behrens, Ph.D.	63,663,186	10,095,019	31,137	8,421,872
Stephen L. Mayo, Ph.D.	69,343,149	4,421,653	24,540	8,421,872
Claude Nicaise, M.D.	61,567,590	12,196,029	25,723	8,421,872

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation

The stockholders did not approve, on an advisory basis, the compensation of the Company’s named executive officers for 2022. The results of the advisory vote were as follows:

For	Against	Abstain	Broker Non-Votes
20,368,530	52,772,697	648,115	8,421,872

Proposal 3: Amendment to the Company’s 2018 Equity Incentive Plan

The stockholders approved the 2018 Plan Amendment. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
65,720,789	8,039,982	28,571	8,421,872

Proposal 4: Amendment to the Company’s Amended and Restated 2013 Employee Stock Purchase Plan

The stockholders approved the 2016 ESPP Amendment. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
73,433,804	332,148	23,390	8,421,872

Proposal 5: Advisory Vote on whether an advisory vote on executive compensation should be held every one, two or three years

The stockholders approved, on an advisory basis, the frequency of every one year for an advisory vote on executive compensation. The results of the advisory vote were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
73,036,748	68,609	617,055	66,930	8,421,872

In light of such vote, the Company’s Board of Directors has determined that it will include annually in the proxy materials an advisory vote on executive compensation until the next vote on the frequency of stockholder votes on the compensation of named executive officers is held.

Proposal 6: Ratification of KPMG as the Company’s Independent Registered Public Accounting Firm

The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2023. The results of the vote were as follows:

For	Against	Abstain
80,401,023	1,747,340	62,851

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment No. 3 to the Sarepta Therapeutics, Inc. 2018 Equity Incentive Plan
10.2	Amendment No. 2 to the Sarepta Therapeutics, Inc. Amended and Restated 2013 Employee Stock Purchase Plan
104	The cover page from this Current Report on Form 8-K of Sarepta Therapeutics, Inc., formatted in Inline XBRL and included as Exhibit 101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sarepta Therapeutics, Inc.

Date: June 9, 2023	By:	/s/ Douglas S. Ingram
Douglas S. Ingram
President and Chief Executive Officer